UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Annual Meeting of Shareholders
On May 23, 2019, Designer Brands Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (“Annual Meeting”) in Columbus, Ohio to consider and vote on the matters listed below. A total of 64,241,373 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. This represented approximately 85% of the Company’s 75,612,852 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. As of the record date for the Annual Meeting, there were 67,880,066 Class A common shares outstanding and entitled to vote (one vote per share) and 7,732,786 Class B common shares outstanding and entitled to vote (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.
Election of Directors
The shareholders of the Company elected Mr. Joseph Schottenstein and Mmes. Eisenman, Lau, and Singh-Bushell as Class III directors with terms expiring in 2022. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Elaine J. Eisenman	117,504,550	777,901	-	-
Joanna T. Lau	116,986,167	1,296,284	-	-
Joseph A. Schottenstein	80,796,921	37,485,530	-	-
Ekta Singh-Bushell	107,155,274	11,127,177	-	-
Advisory Vote on the Compensation of Named Executive Officers
The shareholders of the Company voted on the compensation paid to named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,511,786	3,741,128	29,537	-

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Corporate Secretary

Date:	May 28, 2019